SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                ----------------


                                    FORM 8-K


                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934



                Date of Report (Date of earliest event reported):
                                November 20, 1998



                        GS FINANCIAL PRODUCTS U.S., L.P.
                        --------------------------------
               (Exact Name of Registrant as Specified in Charter)




      CAYMAN ISLANDS             No. 000-25178                 No. 52-1919759
      --------------             -------------                 --------------
(State or Other Jurisdic-       (Commission                    (IRS Employer
 tion of Incorporation)          File Number)                  Identification
                                                                    No.)



              P.O. BOX 896
  HARBOUR CENTRE, NORTH CHURCH STREET
      GRAND CAYMAN, CAYMAN ISLANDS
          BRITISH WEST INDIES                                     N/A
  -----------------------------------                          ----------
(Address of Principal Executive Offices)                       (Zip Code)




Registrant's telephone number, including area code: (345)945-1326
                                                   --------------


--------------------------------------------------------------------------------
          (Former Name or Former Address, if Changed Since Last Report)

ITEM 5.  OTHER EVENTS.

         On November 20, 1998, GS Financial Products U.S., L.P. (the "Company") repurchased from Goldman, Sachs & Co. and cancelled $72,000,000 aggregate face amount of the Company's 3% Citicorp Exchangeable Notes due August 28, 2002 (the "Notes"), representing 60% of the aggregate face amount of the Notes originally issued, at a purchase price of $238,125 per $250,000 aggregate face amount of each Note repurchased. The repurchase of the Notes was funded through the sale of shares of Citigroup and exchange traded options as well as the early termination of various derivative transactions with affiliates that the Company entered into to hedge its obligations under the Notes and cash provided by operations.

         Goldman, Sachs & Co. acts as a market maker for the Notes, but may cease such market making at any time without notice. The Notes are listed on the American Stock Exchange under the symbol GSC.A.

                                    SIGNATURE


         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



                              GS FINANCIAL PRODUCTS U.S., L.P.
                                   (Registrant)
                                   acting by its  general partner GS
                                   Financial Products US Co.



Date: November 23, 1998                 By: /s/ Greg Swart
                                           ------------------------------------
                                           Name:  Greg Swart
                                           Title: President, Principal
                                                  Financial Officer and
                                                  Principal Accounting
                                                  Officer

                                        For and on behalf of GS
                                        Financial Products US Co.,
                                        managing partner of GS
                                        Financial Products U.S. L.P.



                                       -3-